SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): February 21, 2003

                                   ----------


                         MANHATTAN PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)




            Delaware                      0-27282                36-3898269
 (State or other jurisdiction of   (Commission file number)   (I.R.S. employer
  incorporation or organization)                             identification no.)




              350 Fifth Avenue
                   Suite 5507                                        10118
              New York, New York                                   (Zip code)
    (Address of principal executive offices)

       Registrant's telephone number, including area code: (212) 267-2503

Item 2.     Acquisition of Disposition of Assets.

      On February 21, 2003, Manhattan Pharmaceuticals, Inc., a Delaware corporation formerly known as Atlantic Technology Ventures, Inc. ("Manhattan"), completed the acquisition of Manhattan Research Development Corp., a privately held Delaware corporation formerly known as Manhattan Pharmaceuticals, Inc. ("Manhattan Research"). In accordance with the terms of a merger agreement dated as of December 17, 2002, Manhattan Pharmaceuticals Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Manhattan, merged into Manhattan Research, with Manhattan Research remaining as the surviving corporation.

      As a result of the merger, each outstanding share of Manhattan Research was converted into the right to receive approximately 13 shares of Manhattan common stock. In connection with the merger, former holders of Manhattan Research common stock received a total of 83,620,271 shares of Manhattan common stock, representing 80% of the total number of shares of Manhattan common stock outstanding immediately after the effective time of the merger. Also as a result of the merger, warrants to purchase 864,280 shares of Manhattan Research common stock were converted into warrants to purchase 9,839,313 shares of Manhattan common stock.

      David M. Tanen serves as a member of the board of directors of both Manhattan and Manhattan Research. He has served on the Manhattan board of directors since January 28, 2002, and on Manhattan Research's board of directors since its inception on August 6, 2001. In addition, Dr. Lindsay Rosenwald beneficially owned approximately 28% of the outstanding pre-merger Manhattan common stock as well as 14.2% of the outstanding pre-merger Manhattan Research common stock.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements of Businesses Acquired.

      The following financial statements of Manhattan Research are included in this current report: (1) balance sheets as of September 30, 2002 and December 31, 2001; (2) statements of operations for the nine months ended September 30, 2002, for the period from August 6, 2001 (inception) to December 31, 2001 and for the period from August 6, 2001 (inception) to September 30, 2002; (3) statements of changes in stockholders' deficiency for the period from August 6, 2001 (inception) to September 30, 2002; (4) statements of cash flows for the nine months ended September 30, 2002, for the period from August 6, 2001 (inception) to December 31, 2001, and for the period from August 6, 2001 (inception) to September 30, 2002; and (5) notes to financial statements as of September 30, 2002 and December 31, 2001.

      Financial statements of Manhattan Research for the year ended December 31, 2002 will be filed by an amendment to this current report within 60 days of the filing of this current report.

(b)   Pro Forma Financial Information

      The following pro forma financial information is included in this current report: (1) pro forma condensed combined balance sheet as of September 30, 2002 (unaudited); (2) pro forma condensed combined statement of operations for the nine months ended September 30, 2002 (unaudited); (3) pro forma condensed combined statement of operations from August 6, 2001 to December 31, 2001; and (4) notes to unaudited pro forma condensed combined financial statements.

(c) Exhibits.

2.1 Merger agreement dated as of December 17, 2002 between Atlantic Technology Ventures, Inc., Manhattan Pharmaceuticals Acquisition Corp. and Manhattan Pharmaceuticals, Inc.

23.1  Report of Weinberg & Company, P.A.


                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, Manhattan Pharmaceuticals, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2003               MANHATTAN PHARMACEUTICALS, INC.


                                   By: /s/ Leonard Firestone
                                      -------------------------------
                                       Leonard Firestone
                                       President and Chief Executive Officer


                         MANHATTAN PHARMACEUTICALS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEETS


                                                ASSETS
                                                                                   September 30,       December 31,
                                                                                       2002               2001
                                                                                   -------------       -----------
CURRENT ASSETS

  Cash                                                                              $   3,279          $    --
  Deferred consulting expense                                                          45,442               --
                                                                                    ---------          ---------
      Total Current Assets                                                             48,721               --
                                                                                    ---------          ---------

OTHER ASSETS
  Deferred offering costs                                                               8,706               --
     Total Other Assets                                                                 8,706               --
                                                                                    ---------          ---------

TOTAL ASSETS                                                                        $  57,427          $    --
                                                                                    =========          =========

                                 LIABILITIES AND STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES
  Accounts payable                                                                  $ 161,846          $    --
  Accrued expenses                                                                     43,696             29,296
  Note and interest payable                                                           601,346               --
  Due to stockholder                                                                   30,000             27,500
  Due to affiliate                                                                     51,315               --
                                                                                    ---------          ---------
      Total Current Liabilities                                                       888,203             56,796
                                                                                    ---------          ---------

STOCKHOLDERS' DEFICIENCY
  Common stock, $.001 par value, 10,000,000 shares authorized, 5,000,000
   and 4,000,000 issued and outstanding in 2002 and 2001, respectively                  5,000              4,000
  Additional paid-in capital                                                           60,589               --
  Accumulated deficit during development stage                                       (892,365)           (56,796)
  Subscription receivable                                                              (4,000)            (4,000)
                                                                                    ---------          ---------
      Total Stockholders' Deficiency                                                 (830,776)           (56,796)
                                                                                    ---------          ---------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY                                      $  57,427          $    --
                                                                                    =========          =========


                See accompanying notes to financial statements.


                         MANHATTAN PHARMACEUTICALS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS


                                                                   For the Period
                                                                        from              For the Period
                                              For the Nine          August 6, 2001         August 6, 2001
                                              Months Ended          (Inception) to         (Inception) to
                                              September 30,          December 31,           September 30,
                                                  2002                   2001                  2002
                                              ------------         --------------         --------------

REVENUE                                        $    --                $    --                $    --
                                               ---------              ---------              ---------

OPERATING EXPENSES
  Consulting fees                                217,885                 27,736                245,621
  Selling, general and administrative            186,250                  1,560                187,810
  Research and development                       377,654                 27,500                405,154
  Salaries                                        41,667                   --                   41,667
                                               ---------              ---------              ---------
      Total Operating Expenses                   823,456                 56,796                880,252
                                               ---------              ---------              ---------

LOSS FROM OPERATIONS                            (823,456)               (56,796)              (880,252)
                                               ---------              ---------              ---------

OTHER EXPENSE
  Interest expense                                12,113                   --                   12,113
                                               ---------              ---------              ---------
     Total Other Expense                          12,113                   --                   12,113
                                               ---------              ---------              ---------

NET LOSS                                       $(835,569)             $ (56,796)             $(892,365)
                                               =========              =========              =========


                See accompanying notes to financial statements.


                         MANHATTAN PHARMACEUTICALS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIENCY
      FOR THE PERIOD FROM AUGUST 6, 2001 (INCEPTION) TO SEPTEMBER 30, 2002


                                                                           Additional
                                                       Common Stock         Paid-In      Subscription     Accumulated     Total
                                                    Shares      Amount      Capital       Receivable        Deficit       Equity
                                                  ---------   ----------  ------------  -------------    -------------  ----------

Stock issued for subscription receivable          4,000,000   $   4,000    $    --        $  (4,000)      $    --       $    --

Net loss for the period from August 6, 2001
  (inception) to December 31, 2001                     --          --           --             --           (56,796)      (56,796)
                                                  ---------   ---------    ---------      ---------       ---------     ---------

Balance, December 31, 2001                        4,000,000       4,000         --           (4,000)        (56,796)      (56,796)

Stock issued for licensing fees                   1,000,000       1,000         --             --              --           1,000

Stock options issued for services                      --          --         60,589           --              --          60,589

Net loss for the period from January 1, 2002
  to September 30, 2002                                --          --           --             --          (835,569)     (835,569)
                                                  ---------   ---------    ---------      ---------       ---------     ---------
BALANCE, SEPTEMBER 30, 2002                       5,000,000   $   5,000    $  60,589      $  (4,000)      $(892,365)    $(830,776)
                                                  =========   =========    =========      =========       =========     =========


                See accompanying notes to financial statements.


                         MANHATTAN PHARMACEUTICALS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS


                                                                                    For the Period    For the Period
                                                                                         from              from
                                                                     For the Nine    August 6, 2001    August 6, 2001
                                                                     Months Ended    (Inception) to    (Inception) to
                                                                     September 30,    December 31,     September 30,
                                                                         2002             2001             2002
                                                                    --------------   --------------    -------------

CASH FLOWS FROM OPERATING ACTIVITIES:

  Net loss                                                            $(835,569)       $ (56,796)       $(892,365)
  Adjustments to reconcile net loss to net cash (used in)
   operating activities:
   Expense portion of stock and options issued for services              16,147             --             16,147
  Changes in operating assets and liabilities:
   (Increase) in:
    Deferred offering costs                                              (8,706)            --             (8,706)
   Increase in:
    Accounts payable                                                    161,846             --            161,846
    Accrued expenses                                                     14,400           29,296           43,696
    Due to affiliate                                                     51,315             --             51,315
    Interest payable                                                      1,346             --              1,346
                                                                      ---------        ---------        ---------
           Net Cash Used In Operating Activities                       (599,221)         (27,500)        (626,721)
                                                                      ---------        ---------        ---------

CASH FLOWS FROM INVESTING ACTIVITIES:                                      --               --               --
                                                                      ---------        ---------        ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from loans payable - related parties, net
    of repayments                                                         2,500           27,500           30,000
  Proceeds from notes payable                                           600,000             --            600,000
                                                                      ---------        ---------        ---------
           Net Cash Provided by Financing Activities                    602,500           27,500          630,000
                                                                      ---------        ---------        ---------

NET INCREASE IN CASH                                                      3,279             --              3,279

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD                            --               --               --
                                                                      ---------        ---------        ---------

CASH AND CASH EQUIVALENTS - END OF PERIOD                             $   3,279        $    --          $   3,279
                                                                      =========        =========        =========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid for interest                                                $  10,767        $    --          $  10,767
                                                                      =========        =========        =========


                 See accompanying notes to financial statements.

                         MANHATTAN PHARMACEUTICALS, INC.
                          (A Development Stage Company)

                          Notes to Financial Statements

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING FOLICIES

       (A) Nature of Operations

       Manhattan Pharmaceuticals, Inc. (the "Company") incorporated on August 6, 2001 under the laws of Delaware under the name CT-3 Acquisition Corp., is a privately-held, New York based development stage biopharmaceutical company that holds an exclusive, world-wide license to certain intellectual property (the "Property") owned by Oleoyl-estrone Developments, SL ("OED") of Barcelona, Spain (the "University"). The Company's first drug candidate, oleoyl-estrone ("OE"), is an orally administered small molecule that has been shown in extensive pre-clinical animal studies to cause significant weight loss without the need for dietary modifications (See Notes 2 and 7).

       (B) Use of Estimates

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       (C) Income Taxes

       The Company accounts for income taxes under the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. There was no current or deferred income tax expense (benefit) recorded for period from August 6, 2001 (inception) to December 31, 2001 and for the nine months ended September 30, 2002 because of the Company's continued losses from operations. Any deferred tax asset arising from the Company's available net operating loss carryforwards has been offset by an equal valuation allowance.

       (D) New Accounting Pronouncements

       The Financial Accounting Standards Board has recently issued several new Statements of Financial Accounting Standards.

       Statement No. 141, "Business Combinations" supersedes APB Opinion 16 and various related pronouncements. Pursuant to the new guidance in Statement No. 141, all business combinations must be accounted for under the purchase method of accounting; the pooling-of-interests method is no longer permitted. SFAS 141 also establishes new rules concerning the recognition of goodwill and other intangible assets arising in a purchase business combination and requires disclosure of more information concerning a business combination in the period in which it is completed. This statement is generally effective for business combinations initiated on or after July 1, 2001.

       Statement No. 142, "Goodwill and Other Intangible Assets" supercedes APB Opinion 17 and related interpretations. Statement No. 142 establishes new rules on accounting for the acquisition of intangible assets not acquired in a business combination and the manner in which goodwill and all other intangibles should be accounted for subsequent to their initial recognition in a business combination accounted for under SFAS No. 141. Under SFAS No. 142, intangible assets should be recorded at fair value. Intangible assets with finite useful lives should be amortized over such period and those with indefinite lives should not be amortized. All

                         MANHATTAN PHARMACEUTICALS, INC.
                          (A Development Stage Company)

                          Notes to Financial Statements

       intangible assets being amortized as well as those that are not, are both subject to review for potential impairment under SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of". SFAS No. 142 also requires that goodwill arising in a business combination should not be amortized but is subject to impairment testing at the reporting unit level to which the goodwill was assigned to at the date of the business combination.

       SFAS No. 142 is effective for fiscal years beginning after December 15, 2001 and must be applied as of the beginning of such year to all goodwill and other intangible assets that have already been recorded in the balance sheet as of the first day in which SFAS No. 142 is initially applied, regardless of when such assets were acquired. Goodwill acquired in a business combination whose acquisition date is on or after July 1, 2001, should not be amortized, but should be reviewed for impairment pursuant to SFAS No. 121, even though SFAS No. 142 has not yet been adopted. However, previously acquired goodwill should continue to be amortized until SFAS No. 142 is first adopted.

       Statement No. 143 "Accounting for Asset Retirement Obligations" establishes standards for the initial measurement and subsequent accounting for obligations associated with the sale, abandonment, or other type of disposal of long-lived tangible assets arising from the acquisition, construction, or development and/or normal operation of such assets. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002, with earlier application encouraged.

       In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," which supersedes SFAS No. 121, "Accounting for the Impairment of Long-lived Assets and Long-lived Assets to be Disposed of" and APB No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of Business and Extraordinary, Unusual and Infrequently Occurring Events and Transactions." SFAS No. 144 established a single accounting model for assets to be disposed of by sale whether previously held and used or newly acquired. SFAS No. 144 retains the provision of APB No. 30 for presentation of discontinued operations in the income statement but broadens the presentation to include a component of an entity. SFAS No. 144 is effective for fiscal years beginning after December 15, 2001 and the interim periods within.

       In April 2002, the FASB issued SFAS 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections. SFAS 145 rescinds the provisions of SFAS No. 4 that requires companies to classify certain gains and losses from debt extinguishments as extraordinary items, eliminates the provisions of SFAS No. 44 regarding transition to the Motor Carrier Act of 1980 and amends the provisions of SFAS No. 13 to require that certain lease modifications be treated as sale leaseback transactions. The provisions of SFAS 145 related to classification of debt extinguishments are effective for fiscal years beginning after May 15, 2002. Earlier application is encouraged. The Company does not believe the adoption of this standard will have a material impact the financial statements.

       In July 2002, the FASB issued SFAS No. 146, "Accounting for Restructuring Costs." SFAS 146 applies to costs associated with an exit activity (including restructuring) or with a disposal of long-lived assets. Those activities can include eliminating or reducing product lines, terminating employees and contracts and relocating plant facilities or personnel. Under SFAS 146, the Company will record a liability for a cost associated with an exit or disposal activity when that liability is incurred and can be measured at fair value. SFAS 146 will require the Company to disclose information about its exit and disposal activities, the related costs, and changes in those costs in the notes to the interim and annual financial statements that include the period in which an exit activity is initiated and in any subsequent period until the activity is completed. SFAS 146 is effective prospectively for exit or disposal activities initiated after December 31, 2002, with earlier adoption encouraged. Under SFAS 146, a company cannot restate its previously issued financial statements and the new statement grandfathers the accounting for liabilities that a company had previously recorded under Emerging Issues Task Force Issue 94-3.

       The Company believes that the adoption of these pronouncements will not have a material impact on the Company's financial position or results of operations.

                         MANHATTAN PHARMACEUTICALS, INC.
                          (A Development Stage Company)

                          Notes to Financial Statements


NOTE 2 RIGHTS TO INTELLECTUAL PROPERTY

       The Company's exclusive right to OED's Property, in the aggregate, are of material importance for the Company's survival. Protection for OED's individual products extends for varying periods in accordance with the date of grant and the legal life of patents in the various countries. The protection afforded, which may also vary from country to country, depends upon the type of patent and its scope of coverage. The Company is financially responsible for all aspects of OED's inventions, including legal and research and development expenses associated with the product developments.

       During the periods ended September 30, 2002 and December 31, 2001, the Company capitalized approximately $236,303 and $25,000, respectively, in legal fees, U.S. Patent office handling fees and other expenses that OED incurred in relation to the patents and licensing fees (See Note 7). Expenses incurred for research and development of the patents were expensed in the period ended September 30, 2002.

       The Intellectual Property Rights are being amortized over the lives of the underlying patents, which generally are twenty years. Amortization expense was not recorded for the period ended December 31, 2001. Amortization expense related to patents for the period ended September 30, 2002 was approximately $263. No amortization has been recorded related to the capitalized licensing costs that the Company has paid under its licensing agreement with OED (See Note 7). Capitalized licensing costs will be amortized when the licensing agreement generates revenues from the underlying intellectual property rights.

       The Company evaluates the recoverability of the Intellectual Property Rights, where indicators of impairment are present, by reviewing current and projected profitability or undiscounted cash flows of such assets. Intangible assets that are subject to amortization are reviewed for potential impairment whenever events or circumstances indicate that carrying amounts may not be recoverable. Intangible assets not subject to amortization are tested for impairment at least annually. For the period ended September 30, 2002, the Company determined that, based on projected profitability and estimated future cash flows, the carrying amount of the Intellectual Property Rights, equals the fair value. Accordingly, no impairment loss was required for the period ended September 30, 2002.

NOTE 3 NOTE PAYABLE

       During the period ended September 30, 2002, the Company received $600,000 from an independent financial institution with an annual interest rate of 3.23%. During the period ended September 30, 2002, the Company paid $10,767 and accrued $1,346 of the $12,113 total interest expense incurred. The note is due in January 2003 and is secured by a stockholder's personal investment account of $600,000. The note and related interest payable are recorded in current liabilities in the accompanying financial statements.

NOTE 4 DUE TO STOCKHOLDER

       In order to provide operating funds for the Company, a stockholder (the "Stockholder") loaned the Company $30,000 during September 2002. The loan is payable on the earlier to occur of (a) one year from the date of issuance or (b) a financing in which gross proceeds to the Company exceeds $1,000,000. The loan bears interest at 5% and is unsecured. Since the proceeds were received in late September 2002, no interest expense has been recognized for this loan as of September 30, 2002 because the Company deems it to be immaterial.

       As discussed in Note 10, the Company received an additional $80,000 from the Stockholder during October 2002 as additional operating funds. The total proceeds from the Stockholder since inception is $110,000 (See Note
       10).

NOTE 5 DUE TO AFFILIATE

During the period ended September 30, 2002, an affiliate, owned by the Stockholder as defined in Note 4, paid

                         MANHATTAN PHARMACEUTICALS, INC.
                          (A Development Stage Company)

                          Notes to Financial Statements


       paid $6,315 for deferred offering expenses on behalf of the Company. The Company also owes $45,000 at September 30, 2002 for office space rental expense to the affiliate. These expenses are included in selling, general and administrative expense on the accompanying financial statements. These non-interest bearing payables are due on demand and unsecured.

NOTE 6 STOCKHOLDERS' DEFICIENCY

       The Company accounts for equity based compensation in accordance with Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation". The standard requires the Company to adopt the "fair value" method with respect to equity-based compensation of consultants and other non-employees. For financial statement disclosure purposes, the fair market value of each stock option granted during the period ended September 30, 2002 was estimated on the date of grant using the Black-Scholes Pricing Model in accordance with FASB No. 123 using the following weighted average assumptions: expected dividend yield 0%, risk-free interest rate of 3.21%, volatility of 0% and expected term of five years.

       The Company issued a total of 40,000 options to four consultants to purchase 40,000 shares of the Company's common stock at an exercise price of $.01 during August 2002. The fair value of the option issuances was estimated, using the Black-Scholes Pricing Model as described in the previous paragraph, at $60,589. The option issuances were granted as payment in full for four one-year consulting contracts, which all terminate in August 2003. Therefore the Company has expensed $15,147 as consulting fee expense in the accompanying statement of operations and has deferred $45,442 over the remaining lives of the contracts, which is presented as deferred consulting expense on the balance sheet of the accompanying financial statements.

       There were no options exercised during the period ended September 30, 2002.

       The Company did not adopt the fair value method, in accordance with SFAS 123, with respect to employee stock options. The Company accounts for employee stock options under the "intrinsic value" method in accordance with APB 25. For the period from August 6, 2001 (inception) through September 30, 2002, the Company did not issue options to employees. Therefore, there was no financial statement impact for employee option issuances for the periods presented.

       The Company issued 4,000,000 shares of common stock to thirty-eight investors during December 2001 for a subscription receivable of $4,000. In connection with the subscription receivable, the Company entered into thirty-eight note receivable agreements with the respective investors, which all mature during 2002. (See Note 10 for discussion of subsequent proceeds from subscriptions receivable). During February 2002, the Company issued 1,000,000 shares of common stock to OED related to the license agreement discussed in Note 7 and capitalized the full amount as licensing fees.

NOTE 7 LICENSE AND CONSULTING AGREEMENTS

       On February 15, 2002, the company entered into a License Agreement (the "Agreement") with OED. Under the terms of the Agreement, OED grants to the Company a worldwide license to make, use, lease and sell the licensed products as the Company's sees fit. OED also grants the right to the Company to sublicense to third parties the Property or aspects of the Property with prior written consent of OED. OED retains an irrevocable, non-exclusive, royalty-free right to use the Property solely for its internal, non-commercial use. The Agreement will terminate on (i) the date that the Company files a petition for bankruptcy, (ii) within thirty days notice that the University's research agreement ceases to be in full force, (iii) within sixty days notice by either party for due reason as specified in the Agreement or (iv) the date for the last patent to expire under the Agreement.

       Under the Agreement, the Company agreed to pay to OED certain equity and milestone licensing fees, which are being capitalized as they are paid in the accompanying financial statements. As of September 30, 2002 and 2001 the Company paid $175,000 and $25,000, respectively in licensing fees which is included in the balance

                         MANHATTAN PHARMACEUTICALS, INC.
                          (A Development Stage Company)

                          Notes to Financial Statements


       sheet as intellectual property rights (See Note 2).

       In relation to the Agreement, the Company entered into a consulting agreement with Oleoyl-estrone Developments, SL ("OED"). The agreement became effective during February 2002, at a fee of $6,250 per month, and will terminate when the license agreement terminates. The fees associated with the consulting agreement are expensed in the accompanying financial statements. OED agreed to serve as a member of the Company's Scientific Advisory Board and to render consultative and advisory services to the Company. Such services include research, development and clinical testing of the Company's technology as well as the reporting of the findings of such tests, assistance in filing of patents and oversight and direction of efforts in regards to personnel for clinical development.

NOTE 8 PRIVATE PLACEMENT

       During the period ended September 30, 2002, the Company commenced a private placement share offering wherein it offered to accredited investors a minimum amount of 312,500 shares and a maximum amount of 937,500 shares of common stock. The purchase price per share was $1.60 per share with an individual minimum investment of $50,000, although the Company may accept, at their discretion, subscriptions for lesser amounts. As of September 30, 2002, the Company had not closed on any proceeds related to the offering. In connection with this private placement offering the Company incurred offering costs of $8,706 which have been deferred.

NOTE 9 GOING CONCERN

       The Company's financial statements have been prepared on a going concern basis which contemplated the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company has a net loss from operations of $630,325 since inception, a negative cash flow from operating activities of $365,418 since inception, a working capital deficiency of $839,482 and a stockholders' deficiency of $568,736. The Company's working capital deficiency may not enable it to meet such objectives as presently structured. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

       The ability of the Company to continue as a going concern is dependent on the Company's ability to obtain additional financing and achieve profitable operations. Management believes that actions presently taken to obtain additional financing and its business plan to achieve profitable operations will provide the opportunity for the Company to continue as a going concern.

NOTE 10  SUBSEQUENT EVENTS

       During October 2002, the Company received an additional $80,000 of operating funds from the Stockholder referred to in Note 4. The loans are unsecured and bear interest at 5%.

       During October 2002, the Company received proceeds of $4,000 as payment in full of the $4,000 subscription receivable.

                     INTRODUCTION TO THE UNAUDITED PRO FORMA
                     CONDENSED COMBINED FINANCIAL STATEMENTS

      Atlantic Technology Ventures, Inc. recently signed a merger agreement with Manhattan Pharmaceuticals, Inc. providing for the merger of a wholly owned subsidiary of Atlantic into Manhattan. If the merger is consummated, shareholders of Manhattan will be issued approximately 92,647,100 shares of Atlantic which represents 80% of Atlantic's post-merger outstanding capital stock. We anticipate that the merger will close in the first quarter of 2003. The merger will be recorded as a reverse acquisition since the Manhattan stockholders become the controlling stockholders of Atlantic. Based on the recent thirty-day average price of Atlantic's common stock of $0.12, the preliminary estimate of the total purchase price is approximately $2,979,413. On completion of a valuation, it is expected that the combined company will record intangible assets (patents and licenses) for substantially all of the purchase price.

      The Unaudited Pro Forma Condensed Combined Statements of Operations combine the historical consolidated statements of operations of Atlantic and Manhattan. The Unaudited Pro Forma Condensed Combined Balance Sheet combines the historical consolidated balance sheet of Atlantic and the historical consolidated balance sheet of Manhattan, giving effect to the merger as if it had been consummated on September 30, 2002.

      You should read this information in conjunction with the:

     o accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements;

     o separate historical unaudited financial statements of Atlantic as of and for the nine months ended September 30, 2002 and for the period from July 13, 1993 (inception) to September 30, 2002 included in Atlantic's Quarterly Report on Form 10-QSB for the nine month period ended September 30, 2002, which is included in this document;

     o separate historical financial statements of Manhattan as of and for the nine months ended September 30, 2002 and for the period ended December 31, 2001; and

     o separate historical financial statements of Atlantic for the year ended December 31, 2001 included in Atlantic's Annual Report on Form 10-KSB for the year ended December 31, 2001, and for the period from July 13, 1993 (inception) to December 31, 2001, which is incorporated by reference into this document.

      We present the unaudited pro forma condensed combined financial information for informational purposes only. The pro forma information is not necessarily indicative of what our financial position or results of operations actually would have been had we completed the merger on September 30, 2002. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company.

      We prepared the unaudited pro forma condensed combined financial information using the purchase method of accounting with Manhattan treated as the acquirer. Accordingly, Manhattan's cost to acquire Atlantic will be allocated to the assets acquired and liabilities assumed based upon their estimated fair values as of the date of acquisition. The allocation is dependent upon certain valuations and other studies that have not progressed to a stage where there is sufficient information to make a definitive allocation. Accordingly, the purchase price allocation pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information.


                          UNAUDITED PRO FORMA CONDENSED
                             COMBINED BALANCE SHEET
                          (DEVELOPMENT STAGE COMPANIES)

                            As of September 30, 2002

                                                                   Atlantic         Manhattan
                                                                  Technology      Pharmaceuticals     Pro forma        Pro forma
                                                                  Ventures, Inc.        Inc.          Adjustments      Combined
       Assets                                                     ------------    ---------------     -----------      ---------

Current assets:
   Cash and cash equivalents                                      $    375,845           3,279          (200,000) (e)   179,124
   Prepaid expenses                                                     81,614            --                --           81,614
   Deferred consulting expense                                            --            45,442              --           45,442
                                                                  ------------    ------------      ------------      ---------
            Total current assets                                       457,459          48,721          (200,000)       306,180

Property and equipment, net                                             70,237            --             (55,000) (f)    15,237
Intangible assets                                                         --              --           2,979,413      2,979,413
Other assets                                                            19,938           8,706              --           28,644

                                                                  ------------    ------------      ------------      ---------

            Total assets                                          $    547,634          57,427        (2,724,413)     3,329,474
                                                                  ============    ============      ============      =========

         Liabilities and Stockholders' Equity (Deficiency)

Current liabilities:
   Accounts payable and accrued
   expenses                                                       $    503,945         205,542              --          709,487
   Note and interest payable                                              --           601,346              --          601,346
   Due to stockholder                                                     --            30,000              --           30,000
   Due to affiliate                                                       --            51,315              --           51,315

                                                                  ------------    ------------      ------------      ---------
            Total current liabilities                             $    503,945         888,203              --        1,392,148

Stockholders' equity (deficiency):
   Preferred stock                                                         379            --                (379) (a)      --
   Preferred warrants                                                  520,263            --            (520,263) (a)      --
   Common Stock                                                         16,990           5,000            93,819  (b)   115,809
   Additional paid-in capital                                       27,411,259          60,589       (24,753,966) (g) 2,717,882
   Deficit accumulated during                                      (27,904,660)       (892,365)       27,904,660  (c)  (892,365)
   development stage
                                                                  ------------    ------------      ------------      ---------
                                                                        44,231        (826,776)        2,723,871      1,941,326

   Less common stock subscriptions
   receivable                                                             (218)         (4,000)              218 (d)     (4,000)
   Less treasury stock, at cost                                           (324)           --                 324 (d)       --
                                                                  ------------    ------------      ------------      ---------

            Total stockholders'
            equity (deficiency)                                         43,689        (830,776)        2,724,413      1,937,326
                                                                  ------------    ------------      ------------      ---------

            Total liabilities and
            stockholders' equity (deficiency)                     $    547,634          57,427         2,724,413      3,329,474
                                                                  ============    ============      ============      =========

See accompanying notes to unaudited pro forma condensed combined financial statements.


                          UNAUDITED PRO FORMA CONDENSED
                        COMBINED STATEMENT OF OPERATIONS
                          (DEVELOPMENT STAGE COMPANIES)

                  For the Nine Months Ended September 30, 2002


                                                              Atlantic         Manhattan
                                                             Technology      Pharmaceuticals,   Pro forma         Pro forma
                                                            Ventures, Inc.         Inc.         Adjustments       Combined
                                                           ---------------   ---------------   ------------      -----------

License Revenues:                                               500,000      $       --        $       --        $       --
                                                           ------------      ------------      ------------      ------------

Costs and expenses:
   Research and development                                     467,153           377,654              --             844,807
   Amortization of intangibles                                     --                --             223,456 (h)       223,456
   Consulting fees                                                 --             217,885              --             217,885
   General and administrative                                 1,219,356           227,917              --           1,447,273
                                                           ------------      ------------      ------------      ------------

      Total operating expenses                                1,686,509           823,456           223,456         2,733,421
                                                           ------------      ------------      ------------      ------------

      Operating loss                                         (1,686,509)         (823,456)         (223,456)       (2,733,421)

Other (income) expense:
   Interest and other (income)                                  (10,255)           12,113              --               1,858
   expense
                                                           ------------      ------------      ------------      ------------
      Total other (income) expense                              (10,255)           12,113              --               1,858

                                                           ------------      ------------      ------------      ------------
      Net loss                                               (1,176,254)     $   (835,569)     $   (223,456)       (2,735,279)
                                                           ============      ============      ============      ============

Preferred stock dividend issued in
   preferred shares                                              65,760              --                --              65,760
                                                           ------------      ------------      ------------      ------------

Net loss applicable to common                                (1,242,014)     $   (835,569)     $   (223,456)       (2,801,039)
shares
                                                           ============      ============      ============      ============

Net loss per common share:
   Basic and diluted                                                                                                    (0.02)
                                                                                                                 ============

Weighted average shares of common stock outstanding:
   Basic and diluted                                                                                              115,808,875
                                                                                                                 ============

See accompanying notes to unaudited pro forma condensed combined financial statements.

                          UNAUDITED PRO FORMA CONDENSED
                        COMBINED STATEMENT OF OPERATIONS
                          (DEVELOPMENT STAGE COMPANIES)

                      For the Year Ended December 31, 2002


                                                                                    Manhattan
                                                                                 Pharmaceuticals,
                                                                                       Inc.
                                                          Atlantic Technology   For the period from
                                                              Ventures, Inc.      August 6, 2001
                                                           For the year ended     (inception) to       Pro forma      Pro forma
                                                            December 31, 2001    December 31, 2001    Adjustments      Combined
                                                         --------------------   -------------------   -----------    ----------
Revenues:
    Development revenue                                      $ 2,461,922           $      --          $      --        2,461,922
    Grant revenue                                                250,000                  --                 --          250,000
                                                             -----------           -----------        -----------    -----------
          Total revenues                                     $ 2,711,922           $      --          $      --      $ 2,711,922
                                                             -----------           -----------        -----------    -----------

Costs and expenses:
    Cost of development revenue                                2,082,568                  --                 --        2,082,568
    Research and development                                     886,716                27,500               --          914,216
    Amortization of intangibles                                     --                    --              297,941 (h)    297,941
    Consulting Fees                                                 --                  27,736               --           27,736
    General and administrative                                 2,771,407                 1,560               --        2,772,967
    Compensation expense (benefit) relating to stock
       warrants (general and administrative), net                 78,611                  --                 --           78,611
                                                             -----------           -----------        -----------    -----------
          Total operating expenses                             5,819,302                56,796            297,941      6,174,039
                                                             -----------           -----------        -----------    -----------
          Operating loss                                      (3,107,380)              (56,796)          (297,941)    (3,462,117)

Other (income) expense:
    Interest and other income                                    (42,010)                 --                 --          (42,010)
    Gain on sale of Optex assets                              (2,569,451)                 --                 --       (2,569,451)
    Loss on sale of Gemini assets                                334,408                  --                 --          334,408
    Equity in loss of affiliate                                   67,344                  --                 --           67,344
    Distribution to minority shareholders                        837,274                  --                 --          837,274
                                                             -----------           -----------        -----------    -----------
          Total other income                                  (1,372,435)                 --                 --       (1,372,435)
                                                             -----------           -----------        -----------    -----------
          Net loss                                           $(1,734,945)          $   (56,796)       $  (297,941)    (2,089,682)
                                                             ===========           ===========        ===========    ===========

Imputed convertible preferred stock dividend                     600,000                  --                 --          600,000
Dividend paid upon repurchase of Series B                        167,127                  --                 --          167,127
Preferred stock dividend issued in
    preferred shares                                             107,449                  --                 --          107,449
                                                             -----------           -----------        -----------    -----------
Net loss applicable to common shares                         $(2,609,521)          $   (56,796)       $  (297,941)    (2,964,258)
                                                             ===========           ===========        ===========    ===========

Net loss per common share:
    Basic and diluted                                                                                                      (0.03)
                                                                                                                     ===========

Weighted average shares of common stock outstanding:
    Basic and diluted                                                                                                115,808,875
                                                                                                                     ===========


See accompanying notes to unaudited pro forma condensed combined financial statements.

                                    NOTES TO
                          UNAUDITED PRO FORMA CONDENSED
                          COMBINED FINANCIAL STATEMENTS
                          (DEVELOPMENT STAGE COMPANIES)

(1) DESCRIPTION OF TRANSACTION AND BASIS OF PRESENTATION

      The merger is expected to be completed in the first quarter of 2003. The Unaudited Pro Forma Condensed Combined Statements of Operations combine the historical consolidated statements of operations of Atlantic, a public company, and Manhattan. The merger agreement, dated December 17, 2002, provides for the stockholders of Manhattan exchanged all of their shares of Manhattan stock for 92,647,100 shares of common stock of Atlantic. The merger, which is subject to shareholder approval, will be recorded as a reverse acquisition since the Manhattan stockholders become the controlling stockholders of Atlantic. Based on the recent thirty-day average price of Atlantic's common stock of $0.12, the preliminary estimate of the total purchase price approximates $2,979,413. Upon completion of a valuation, it is expected that the combined company will record intangible assets (patents and licenses) for substantially all of the purchase price.

      We recognize that if the final valuation, which is expected to be completed within three to six weeks from the completion of the merger, derives different amounts from our preliminary estimate, we will adjust the combined condensed financial statements.

      The merger will be accounted for as a purchase by Manhattan under accounting principles generally accepted in the United States of America. Under the purchase method of accounting, the assets and liabilities of Atlantic will be recorded as of the acquisition date, at their respective fair values, and combined with those of Manhattan. The reported financial condition and results of operations of Manhattan after completion of the merger will reflect these values, but will not be restated retroactively to reflect the historical financial position or results of operations of Atlantic. The merger is subject to customary closing conditions, including regulatory approvals, as well as approval by Atlantic and Manhattan shareholders of certain merger-related proposals.

(2) pro forma adjustments

(a) To reflect conversion of preferred stock and preferred warrants to 4,044,634 shares of common stock.

(b) To reflect issuance of 92,647,100 shares to the common shareholders of Manhattan and the conversion of Atlantic's preferred stock and preferred warrants and the exchange of certain common stock warrants in connection with the merger.

(c) To eliminate deficit accumulated during development stage of Atlantic and to record (1) the estimated in-process research and development charge based on the preliminary estimated purchase price of Atlantic and (2) estimated expenses associated with the merger.

(d)  To eliminate subscriptions receivable and treasury stock of Atlantic.

(e)  To reflect estimated merger expenses.

(f)  To reflect the fair value of property and equipment.

(g) To eliminate historical paid in capital of Atlantic and to reflect issuance of new common shares in connection with the merger.

(h) To record amortization expense of intangible assets (patents and licenses) assuming a weighted average ten year life.